Exhibit 4.26

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of May 20, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of JPMORGAN CHASE BANK, N.A., as notes security agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Security Agent”).

WHEREAS, the Grantors are party to a Notes Pledge and Security Agreement dated as of the date hereof (the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Security Agent pursuant to which the Grantors granted a security interest to the Security Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Security Agent as follows:

SECTION 1.                         Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2.                         Grant of Security Interest in Trademark Collateral

SECTION 2.1                                          Grant of Security.  Each Grantor hereby grants to the Security Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Trademark Collateral”):

(a)                                 all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to:  (i) the registrations and listed on Schedule A hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) all rights corresponding thereto throughout the world, (v) the right to sue or otherwise recover for any past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (vi) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.

SECTION 2.2                                          Certain Limited Exclusions.  Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any application to register a Trademark in the U.S. Patent and Trademark Office (the “PTO”) based upon Grantor’s “intent to use” such Trademark (but only if the grant of a security interest in such “intent to use” Trademark application violates 15 U.S.C. § 1060(a)) unless and until a “Statement of Use” or “Amendment to Allege Use” is filed in the PTO with respect thereto.

SECTION 3.                         Pledge and Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Security Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Security Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4.                         Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5.                         Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

CEBRIDGE ACQUISITION, L.P.
By: Cebridge General, LLC, its sole general partner

By:	/s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: Senior Vice President and General Counsel and Secretary

CEBRIDGE CONNECTIONS, INC.

By:	/s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: Senior Vice President and General Counsel and Secretary

CEBRIDGE TELECOM LA, LLC

By:	/s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: Senior Vice President and General Counsel and Secretary

CEQUEL COMMUNICATIONS, LLC

By:	/s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: Senior Vice President and General Counsel and Secretary

CEQUEL III COMMUNICATIONS I, LLC

By:	/s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: Senior Vice President and General Counsel and Secretary

[Signature Page to Trademark Security Agreement]

CLASSIC CABLE OF LOUISIANA, L.L.C.

By:	/s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: Senior Vice President and General Counsel and Secretary

CLASSIC COMMUNICATIONS, INC.

By:	/s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: Senior Vice President and General Counsel and Secretary

FRIENDSHIP CABLE OF ARKANSAS, INC.

By:	/s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: Senior Vice President and General Counsel and Secretary

FRIENDSHIP CABLE OF TEXAS, INC.

By:	/s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: Senior Vice President and General Counsel and Secretary

KINGWOOD SECURITY SERVICES, LLC

By:	/s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: Senior Vice President and General Counsel and Secretary

[Signature Page to Trademark Security Agreement]

UNIVERSAL CABLE HOLDINGS, INC.

By:	/s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: Senior Vice President and General Counsel and Secretary

[Signature Page to Trademark Security Agreement]

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A.,
as the Security Agent

By:	/s/ Tina Ruyter
Name: Tina Ruyter
Title: Executive Director

[Signature Page to Trademark Security Agreement]

SCHEDULE A
to
TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

OWNER:  CEQUEL COMMUNICATIONS, LLC

Mark	Serial No./Application Date	Registration No.	Registration Date	Status
United States Federal
“EASY AS COUNTING TO ONE”	77594970 10-17-2008	3713173	11-17-2009	Registered
“THE WORLD’S EASIEST BUNDLE”	77595913 10-20-2008	3713176	11-17-2009	Registered
VIPPERKS	77655683 1-23-2009	3773065	04-06-2010	Registered
NOW VOD	77772697 07-01-2009	3998708	7-19-2011	Registered
“SUDDENLINKYOU’RE CONNECTED”	77595121 10-17-2008	4158099	06-12-2012	Registered
AXIS	85128553 09-13-2010	N/A	N/A	Abandoned Intent to Use
SUDDENLINK2GO	85339558 06-07-2011	4286618	02-05-2013	Registered
NWV NETWORK WEST VIRGINIA	85513245 01-10-2012	4330276	05-07-2013	Registered
EASY SUDDENLINK	86615811 04-30-2015	Pending	Pending	Application published
Design only	86662941 06-15-2015	Pending	Pending	Application pending
MORE POWER TO YOU	86532768 02-12-2015	Pending	Pending	Pending intent to use
GIGX	86565217 03-16-2015	Pending	Pending	Pending intent to use
G1GX	86565227 03-16-2015	Pending	Pending	Pending intent to use

APPLICANT and REGISTRANT:  CEBRIDGE CONNECTIONS, INC.
POST-REGISTRATION OWNER:  CEQUEL COMMUNICATIONS, LLC

Mark	Serial No./Application Date	Registration No.	Registration Date	Status
United States Federal
LIFE CONNECTED	78860621 4-13-2006	3593183	03-17-2009	Registered
SUDDENLINK	78851677 3-31-2006	3514227	10-07-2008	Registered
SUDDENLINK COMMUNICATIONS	78851595 3-31-2006	3518352	10-14-2008	Registered
SUDDENLINK LIFE CONNECTED	78865089 4-19-2006	3514248	10-07-2008	Registered
SUDDENLINK HOMESOURCE	78908283 6-14-2006	3438249	05-27-2008	Registered
SUDDENLINK HOMESOURCE	78905733 6-12-2006	3420591	04-29-2008	Registered
CONEXION UNICA	78899274 6-02-2006	3518418	10-14-2008	Registered
SUDDENLINK	78882332 5-12-2006	3438173	05-27-2008	Registered

OWNER:  CEQUEL III COMMUNICATIONS I, LLC

Mark	Serial No. / Registration No.	Status
State - Louisiana
SUDDENLINK COMMUNICATIONS VI	622469 03-25-2010	Registered

OWNER:  CLASSIC CABLE OF LOUISIANA, LLC

Mark	Serial No. / Registration No.	Status
State - Louisiana
CLASSIC CABLE	564032 09-09-1999	Renewed
SUDDENLINK COMMUNICATIONS IV	591354 5-5-2006	Registered
CORRECTIONAL CABLE	578556 6-30-2003	Expired
CORRECTIONAL CABLE	646690 08-15-2013	Registered
CABLE NETWORK ADVERTISING	578557 6-30-2003	Registered

OWNER:  CEBRIDGE TELECOM LA, LLC

Mark	Serial No. / Registration No.	Status
State - Louisiana
SUDDENLINK COMMUNICATIONS LA	591300 05-03-2006	Registered
CEBRIDGE CONNECTIONS TELECOM	591036 04-12-2006	Registered

OWNER:  KINGWOOD SECURITY SERVICES, LLC

Mark	Serial No. / Registration No.	Status
State - Louisiana
SUDDENLINK SECURITY	620941 11-06-2009	Registered
State- Ohio
SUDDENLINK SECURITY	1852474 04-23-2009	Registered

OWNER:  CLASSIC COMMUNICATIONS, INC.

Mark	Serial No. / Registration No.	Status
State - Texas
CCT	800085158 05-15-2002	Registered

OWNER:  CEBRIDGE ACQUISITION, L.P.

Mark	Serial No. / Registration No.	Status
State - Louisiana
SUDDENLINK MEDIA	591900 6-14-2006	Registered
SUDDENLINK COMMUNICATIONS	591299 5-3-2006	Registered
CEBRIDGE CONNECTIONS LA	591033 4-12-2006	Registered

OWNER:  FRIENDSHIP CABLE OF ARKANSAS, INC.

Mark	Serial No. / Registration No.	Status
State - Louisiana
SUDDENLINK COMMUNICATIONS V	591355 05-05-2006	Registered

OWNER:  FRIENDSHIP CABLE OF TEXAS, INC.

Mark	Serial No. / Registration No.	Status
State - Louisiana
SUDDENLINK COMMUNICATIONS I	591352 05-05-2006	Registered
State — North Dakota
CORRECTIONAL CABLE	29717800 08-29-2011	Registered
State - Ohio
CEBRIDGE CONNECTIONS	1416897 10-14-2003	Registered (Renewed on 08-7-2008)

OWNER: UNIVERSAL CABLE HOLDINGS, INC.

Mark	Serial No. / Registration No.	Status
State - Louisiana
SUDDENLINK COMMUNICATIONS III	591353 05-05-2006	Registered
State — Nebraska
SUDDENLINK COMMUNICATIONS	10085209 05-25-2006	Registered
CEBRIDGE CONNECTIONS	10051147 10-14-2003	Registered
CORRECTIONAL CABLE	10042857 2-21-2003	Registered
CLASSIC COMMUNICATIONS	10042858 2-21-2003	Registered

OWNER: FRIENDSHIP CABLE OF TEXAS, INC., FRIENDSHIP CABLE OF ARKANSAS, INC. and CLASSIC CABLE OF LOUISIANA, L.L.C.

Mark	Serial No. / Registration No.	Status
State - Louisiana
CEBRIDGE CONNECTIONS	579993 10-31-2003	Expired

OWNER: ORBIS1, L.L.C.

Mark	Serial No. / Registration No.	Status
State - Louisiana
COSTREET COMMUNICATIONS	633409 12-05-2011	Registered

UNITED STATES PATENT AND TRADEMARK OFFICE

UNDER SECRETARY OF COMMERCE FOR INTELLECTUAL PROPERTY AND
DIRECTOR OF THE UNITED STATES PATENT AND TRADEMARK OFFICE

JUNE 8, 2016

PTAS

CHRISTINE DIONNE C/O PAUL HASTINGS LLP 200 PARK AVENUE 28TH FLOOR NEW YORK, NY 10166	900366652

UNITED STATES PATENT AND TRADEMARK OFFICE
NOTICE OF RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT RECORDATION BRANCH OF THE U.S. PATENT AND TRADEMARK OFFICE.  A COMPLETE COPY IS AVAILABLE AT THE ASSIGNMENT SEARCH ROOM ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE.  THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT AND TRADEMARK ASSIGNMENT SYSTEM.  IF YOU SHOULD FIND ANY ERRORS OR HAVE QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE ASSIGNMENT RECORDATION BRANCH AT 571-272-3350.  PLEASE SEND REQUEST FOR CORRECTION TO:  U.S. PATENT AND TRADEMARK OFFICE, MAIL STOP:  ASSIGNMENT RECORDATION BRANCH, P.O. BOX 1450, ALEXANDRIA, VA 22313.

RECORDATION DATE: 06/03/2016	REEL/FRAME: 5805/0419 NUMBER OF PAGES: 15

BRIEF: SECURITY INTEREST

DOCKET NUMBER: 93448.00005

ASSIGNOR: CEBRIDGE ACQUISITION, L.P.	DOC DATE: 05/20/2016 CITIZENSHIP: DELAWARE ENTITY: LIMITED PARTNERSHIP

ASSIGNOR: CEBRIDGE CONNECTIONS, INC.	DOC DATE: 05/20/2016 CITIZENSHIP: DELAWARE ENTITY: CORPORATION

ASSIGNOR: CEBRIDGE TELECOM LA, LLC	DOC DATE: 05/20/2016 CITIZENSHIP: DELAWARE ENTITY: LIMITED LIABILITY COMPANY

ASSIGNOR: CEQUEL COMMUNICATIONS, LLC	DOC DATE: 05/20/2016 CITIZENSHIP: DELAWARE ENTITY: LIMITED LIABILITY COMPANY

ASSIGNOR: CEQUEL III COMMUNICATIONS I, LLC	DOC DATE: 05/20/2016 CITIZENSHIP: DELAWARE ENTITY: LIMITED LIABILITY COMPANY

ASSIGNOR: CLASSIC CABLE OF LOUISIANA, L.L.C.	DOC DATE: 05/20/2016 CITIZENSHIP: LOUISIANA ENTITY: LIMITED LIABILITY COMPANY

ASSIGNOR: CLASSIC COMMUNICATIONS, INC.	DOC DATE: 05/20/2016 CITIZENSHIP: DELAWARE ENTITY: CORPORATION

ASSIGNOR: FRIENDSHIP CABLE OF ARKANSAS, INC.	DOC DATE: 05/20/2016 CITIZENSHIP: TEXAS ENTITY: CORPORATION

ASSIGNOR: FRIENDSHIP CABLE OF TEXAS, INC.	DOC DATE: 05/20/2016 CITIZENSHIP: TEXAS ENTITY: CORPORATION

ASSIGNOR: KINGWOOD SECURITY SERVICES, LLC	DOC DATE: 05/20/2016 CITIZENSHIP: DELAWARE ENTITY: LIMITED LIABILITY COMPANY

ASSIGNOR: UNIVERSAL CABLE HOLDINGS, INC.	DOC DATE: 05/20/2016 CITIZENSHIP: DELAWARE ENTITY: CORPORATION

ASSIGNEE: JPMORGAN CHASE BANK, N.A., AS SECURITY AGENT 500 STANTON CHRISTIANA ROAD 3/OPS 2 NEWARK, DELAWARE 19713	CITIZENSHIP: UNITED STATES ENTITY: NATIONAL BANKING ASSOCIATION

SERIAL NUMBER: 77594970 REGISTRATION NUMBER: 3713173 MARK: “EASY AS COUNTING TO ONE” DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 10/17/2008 REGISTRATION DATE: 11/17/2009

SERIAL NUMBER: 77595121 REGISTRATION NUMBER: 4158099 MARK: SUDDENLINK YOU’RE CONNECTED DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 10/17/2008 REGISTRATION DATE: 06/12/2012

SERIAL NUMBER: 77595913 REGISTRATION NUMBER: 3713176 MARK: “THE WORLD’S EASIEST BUNDLE” DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 10/20/2008 REGISTRATION DATE: 11/17/2009

SERIAL NUMBER: 77655683 REGISTRATION NUMBER: 3773065 MARK: VIPPERKS DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 01/23/2009 REGISTRATION DATE: 04/06/2010

SERIAL NUMBER: 77772697 REGISTRATION NUMBER: 3998708 MARK: NOW VOD DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 07/01/2009 REGISTRATION DATE: 07/19/2011

SERIAL NUMBER: 78851595 REGISTRATION NUMBER: 3518352 MARK: SUDDENLINK COMMUNICATIONS DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 03/31/2006 REGISTRATION DATE: 10/14/2008

SERIAL NUMBER: 78851677 REGISTRATION NUMBER: 3514227 MARK: SUDDENLINK DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 03/31/2006 REGISTRATION DATE: 10/07/2008

SERIAL NUMBER: 78860621 REGISTRATION NUMBER: 3593183 MARK: LIFE CONNECTED DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 04/13/2006 REGISTRATION DATE: 03/17/2009

SERIAL NUMBER: 78865089 REGISTRATION NUMBER: 3514248 MARK: SUDDENLINK LIFE CONNECTED DRAWING TYPE: AN ILLUSTRATION DRAWING WHICH INCLUDES WORD(S)/ LETTER(S) /NUMBER(S)	FILING DATE: 04/19/2006 REGISTRATION DATE: 10/07/2008

SERIAL NUMBER: 78882332 REGISTRATION NUMBER: 3438173 MARK: SUDDENLINK DRAWING TYPE: AN ILLUSTRATION DRAWING WHICH INCLUDES WORD(S)/ LETTER(S) /NUMBER(S)	FILING DATE: 05/12/2006 REGISTRATION DATE: 05/27/2008

SERIAL NUMBER: 78899274 REGISTRATION NUMBER: 3518418 MARK: CONEXION UNICA DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 06/02/2006 REGISTRATION DATE: 10/14/2008

SERIAL NUMBER: 78905733 REGISTRATION NUMBER: 3420591 MARK: SUDDENLINK HOMESOURCE DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 06/12/2006 REGISTRATION DATE: 04/29/2008

SERIAL NUMBER: 78908283 REGISTRATION NUMBER: 3438249 MARK: SUDDENLINK HOMESOURCE DRAWING TYPE: AN ILLUSTRATION DRAWING WHICH INCLUDES WORD(S)/ LETTER(S) /NUMBER(S)	FILING DATE: 06/14/2006 REGISTRATION DATE: 05/27/2008

SERIAL NUMBER: 85128553 REGISTRATION NUMBER: MARK: AXIS DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 09/13/2010 REGISTRATION DATE:

SERIAL NUMBER: 85339558 REGISTRATION NUMBER: 4286618 MARK: SUDDENLINK2GO DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 06/07/2011 REGISTRATION DATE: 02/05/2013

SERIAL NUMBER: 85513245 REGISTRATION NUMBER: 4330276 MARK: NWV NETWORK WEST VIRGINA DRAWING TYPE: AN ILLUSTRATION DRAWING WHICH INCLUDES WORD(S)/ LETTER(S) /NUMBER(S)	FILING DATE: 01/10/2012 REGISTRATION DATE: 05/07/2013

SERIAL NUMBER: 86532768 REGISTRATION NUMBER: MARK: MORE POWER TO YOU DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 02/12/2015 REGISTRATION DATE:

SERIAL NUMBER: 86565217 REGISTRATION NUMBER: MARK: GIGX DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 03/16/2015 REGISTRATION DATE:

SERIAL NUMBER: 86565227 REGISTRATION NUMBER: MARK: G1GX DRAWING TYPE: STANDARD CHARACTER MARK	FILING DATE: 03/16/2015 REGISTRATION DATE:

SERIAL NUMBER: 86615811 REGISTRATION NUMBER: 4855749 MARK: EASY SUDDENLINK DRAWING TYPE: AN ILLUSTRATION DRAWING WHICH INCLUDES WORD(S)/ LETTER(S) /NUMBER(S)	FILING DATE: 04/30/2015 REGISTRATION DATE: 11/17/2015

SERIAL NUMBER: 86662941 REGISTRATION NUMBER: MARK: DRAWING TYPE: AN ILLUSTRATION DRAWING WITHOUT ANY WORDS(S)/ LETTER(S) /NUMBER(S)	FILING DATE: 06/15/2015 REGISTRATION DATE:

ASSIGNMENT RECORDATION BRANCH PUBLIC RECORDS DIVISION

900366652           06/03/2016

TRADEMARK ASSIGNMENT COVER SHEET

Electronic Version v1.1	ETAS ID: TM386564
Stylesheet Version v1.2

SUBMISSION TYPE:	NEW ASSIGNMENT
NATURE OF CONVEYANCE:	SECURITY INTEREST

CONVEYING PARTY DATA

Name	Formerly	Execution Date	Entity Type
Cebridge Acquisition, L.P.		05/20/2016	Limited Partnership: DELAWARE
Cebridge Connections, Inc.		05/20/2016	Corporation: DELAWARE
Cebridge Telecom LA, LLC		05/20/2016	Limited Liability Company: DELAWARE
Cequel Communications, LLC		05/20/2016	Limited Liability Company: DELAWARE
Cequel Ill Communications I, LLC		05/20/2016	Limited Liability Company: DELAWARE
Classic Cable of Louisiana, L.L.C.		05/20/2016	Limited Liability Company: LOUISIANA
Classic Communications, Inc.		05/20/2016	Corporation: DELAWARE
Friendship Cable of Arkansas, Inc.		05/20/2016	Corporation: TEXAS
Friendship Cable of Texas, Inc.		05/20/2016	Corporation: TEXAS
Kingwood Security Services, LLC		05/20/2016	Limited Liability Company: DELAWARE
Universal Cable Holdings, Inc.		05/20/2016	Corporation: DELAWARE

RECEIVING PARTY DATA

Name:	JPMorgan Chase Bank, N.A., as Security Agent
Street Address:	500 Stanton Christiana Road
Internal Address:	3/0ps 2
City:	Newark
State/Country:	DELAWARE
Postal Code:	19713
Entity Type:	National Banking Association: UNITED STATES

PROPERTY NUMBERS Total:  21

Property Type	Number	Word Mark
Serial Number:	77594970	“EASY AS COUNTING TO ONE”
Serial Number:	77595913	“THE WORLD’S EASIEST BUNDLE”
Serial Number:	77655683	VIPPERKS